Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Pricing of $1.49 Million Follow-on Public Offering

CHARLOTTE, N.C., July 25, 2024 (GLOBE NEWSWIRE) -- Cheetah Net Supply Chain Service Inc. (“Cheetah Net” or the “Company”) (NASDAQ: CTNT), a provider of warehousing and logistics services, historically in connection with the sale of parallel-import vehicles sourced in the U.S. to be sold in the PRC market, and more recently for the transportation of other goods between the U.S. and the PRC, today announced that it has entered into a securities purchase agreement with certain investors for a follow-on offering of 6,479,663 shares of Class A common stock, at a price of $0.23 per share, for gross proceeds of approximately $1.49 million, before deducting offering related fees and expenses.

Cheetah Net intends to use the net proceeds received from the offering for working capital and general corporate purposes. The offering is expected to close on or about July 26, 2024, subject to satisfaction of customary closing conditions.

FT Global Capital, Inc. is acting as the exclusive placement agent in connection with the offering.

The securities described above are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-280743) filed with the U.S. Securities and Exchange Commission (the “SEC”), which was declared effective on July 15, 2024. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may be obtained from FT Global Capital, Inc., 1688 Meridian Avenue, Ste. 700, Miami Beach, FL 33139. Before investing in this offering, interested parties should read in its entirety the registration statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cheetah Net Supply Chain Service Inc.

Cheetah Net is a provider of logistics and warehouse services, as well as a facilitator of supply chain financing, historically known for supplying parallel-import vehicles. It purchased automobiles, primarily luxury brands such as Mercedes, BMW, Porsche, Lexus, and Bentley, from the U.S. market and resold them to its customers, including both U.S. and PRC parallel-import car dealers. The Company now focuses on facilitating non-vehicle trade, providing storage services, logistics services, freight forwarding services, and inventory financing services to its clients. For more information, visit the Company’s corporate website at: https://cheetah-net.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Investor Relations

(704) 826-7280

ir@cheetah-net.com